Exhibit 99.1

Goodrich Petroleum Announces Second Quarter 2020 Financial Results

HOUSTON, Aug. 11, 2020 /PRNewswire/ -- Goodrich Petroleum Corporation (NYSE American: GDP) (the "Company") today announced financial results for the second quarter ended June 30, 2020.

QUARTER HIGHLIGHTS

  Adjusted EBITDA:  Adjusted EBITDA was $15.4 million in the quarter.
  Discretionary Cash Flow was $14.5 million and Capital Expenditures totaled $10.2 million in the quarter;
  Net Loss: Net Loss was $15.7 million in the quarter. Factoring into the net loss for the quarter were a mark-to-market loss representing the change of the fair value of our open natural gas and oil derivative contracts of $9.0 million and an impairment charge of $6.8 million.
  Production: Production averaged approximately 138,000 Mcfe per day for the quarter.  The Company completed 1 gross (0.8 net) wells in the quarter.
  Cash Expenses:  Per unit cash expense was $1.09 per Mcfe for the quarter, with $1.01 in cash operating expense and $0.08 per Mcfe in cash interest expense. Per unit cash operating expense was broken out as follows:
    Lease operating expense ("LOE") was $0.26 per Mcfe
    Production and other taxes were $0.07 per Mcfe
    Transportation and processing expense was $0.43 per Mcfe
    General and Administrative ("G&A") expense payable in cash was $0.25 per Mcfe

Haynesville Acreage: The Company has recently entered into an agreement to develop certain acreage in the vicinity of the Company's Bethany-Longstreet area, which increases its Haynesville acreage to approximately 24,000 net acres. The Company has now added approximately 2,000 net acres this year on a drill to earn basis, with no upfront consideration.

THE COMPANY HAS POSTED A NEW PRESENTATION ON THE COMPANY'S WEBSITE WHICH WILL BE REVIEWED ON THE EARNINGS CONFERENCE CALL. INVESTORS CAN ACCESS THE SLIDES AT: http://goodrichpetroleumcorp.investorroom.com/events

2Q20 FINANCIAL RESULTS

CASH FLOW

Adjusted EBITDA was $15.4 million in the quarter and discretionary cash flow ("DCF"), defined as net cash provided by operating activities before changes in working capital, was $14.5 million in the quarter, versus Adjusted EBITDA of $21.5 million and DCF of $20.6 million in the prior year period.

(See accompanying tables at the end of this press release that reconcile Adjusted EBITDA and DCF, each of which are non-US GAAP financial measures, to their most directly comparable US GAAP financial measure.)

NET INCOME/LOSS

The Company announced a net loss of $15.7 million ($1.25 per basic and fully diluted share) in the quarter, versus net income of $11.8 million ($0.96 per basic and $0.82 per fully diluted share) in the prior year period. Net loss for the quarter, as adjusted for the Company's mark-to-market loss on unsettled derivatives of $9.0 million and $6.8 million of impairment expense, was an adjusted income of $0.1 million.

PRODUCTION

Production totaled approximately 12.6 Bcfe in the quarter, or an average of approximately 138,000 Mcfe (98% natural gas) per day, versus 12.6 Bcfe, or an average of approximately 138,200 Mcfe (98% natural gas) per day, in the prior year period.

REVENUES

Oil and natural gas revenues adjusted for cash settled derivatives of $7.3 million was $27.8 million. Oil and natural gas revenues prior to cash settled derivatives was $20.5 million. Oil and gas revenues including cash settled derivatives was $33.9 million in the prior year period. Average realized price per unit was $1.63 per Mcfe ($1.54 per Mcf of gas and $40.41 per barrel of oil) in the quarter, versus $2.54 per Mcfe in the prior year period ($2.35 per Mcf of gas and $65.00 per barrel of oil). Average realized price per unit when incorporating the Company's settled derivatives, including $1.8 million received for July 2020 natural gas positions settled at the end of the quarter, was $2.21 per Mcfe.

(See accompanying table at the end of this press release that reconciles oil and natural gas revenues adjusted for cash settled derivatives, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

OPERATING EXPENSES

Lease operating expense ("LOE") was $3.2 million, or $0.26 per Mcfe, in the quarter, versus $3.0 million, or $0.24 per Mcfe, in the prior year period. LOE for the quarter included $0.5 million, or $0.04 per Mcfe, for workovers, versus $0.2 million, or $0.02 per Mcfe, in the prior year period. Lease operating expense for the quarter excluding workovers was $2.7 million, or $0.22 per Mcfe, versus $2.8 million, or $0.22 per Mcfe in the prior year period.

Production and other taxes were $0.9 million in the quarter, or $0.07 per Mcfe, versus $0.6 million, or $0.05 per Mcfe, in the prior year period. The increase year over year is the result of reaching the end of the severance tax abatement period on certain wells since last year.

Transportation and processing expense was $5.4 million, or $0.43 per Mcfe, in the quarter, versus $5.8 million, or $0.46 per Mcfe, in the prior year period.

Depreciation, depletion and amortization ("DD&A") expense was $11.9 million, or $0.95 per Mcfe, in the quarter, versus $13.3 million, or $1.06 per Mcfe, in the prior year period.

General and administrative expense was $4.5 million, or $0.36 per Mcfe, in the quarter, versus $4.9 million, or $0.39 per Mcfe, in the prior year period. G&A expense payable in cash was $3.2 million, or $0.25 per Mcfe, versus $3.4 million or $0.27 per Mcfe, in the prior year period.

Impairment expense was $6.8 million in the quarter as a result of our full cost ceiling test due to low natural gas prices over the trailing twelve months, while we recorded no impairment charge in the prior year period.

OPERATING INCOME/LOSS

Operating loss adjusted for cash settled derivatives was $4.9 million for the quarter, which included $7.3 million received for cash settled derivatives. Operating loss, defined as revenues minus operating expenses, totaled $12.3 million in the quarter prior to cash settled derivatives. Operating income adjusted for cash settled derivatives was $6.3 million in the prior year period, which included $2.0 million received for cash settled derivatives. Operating income totaled $4.4 million in the prior year period prior to cash settled derivatives.

(See accompanying table at the end of this press release that reconciles operating income (loss) adjusted for cash settled derivatives, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

INTEREST EXPENSE

Interest expense totaled $1.7 million in the quarter, which included interest payable in cash of $1.0 million incurred on the credit facility and non-cash interest of $0.7 million incurred primarily on the Company's second lien notes, which included $0.5 million paid in-kind interest and $0.2 million amortization of debt discount and issuance costs. Interest expense for the prior year period was $3.4 million, which included interest payable in cash of $1.0 million incurred on the credit facility and non-cash interest of $2.4 million incurred on the Company's second lien notes, which included $1.4 million paid in-kind interest and $1.0 million amortization of debt discount and issuance costs.

(See accompanying table at the end of this press release that reconciles interest payable in cash, which is a non-US GAAP financial measure, to its most directly comparable US GAAP financial measure.)

CAPITAL EXPENDITURES

Capital expenditures totaled $10.2 million in the quarter, of which a majority was spent on drilling and completion costs, versus $25.0 million in the prior year period, of which $24.5 million was spent on drilling and completion costs and $0.5 million on other expenditures. The Company conducted drilling operations on 6 gross (2.2 net) wells in the quarter and added 1 gross (0.8 net) wells to production. The Company had 13 gross (4.7 net) wells in the drilling or completion process at the end of the quarter, which the Company plans to complete in the future.

BALANCE SHEET

The Company exited the quarter with $1.6 million of cash, $95.4 million outstanding under the Company's credit facility, and total principal debt outstanding, including the credit facility and second lien notes, of $109.3 million.

CRUDE OIL AND NATURAL GAS DERIVATIVES

The Company had a loss of $1.7 million on its derivatives not designated as hedges in the quarter, which was comprised of a gain of $7.3 million on cash settlements and a $9.0 million loss representing the change of the fair value of our open natural gas and oil derivative contracts, versus a gain of $12.7 million on its derivatives not designated as hedges in the prior year period, which was comprised of a gain of $10.7 million representing the change of the fair value of our open natural gas and oil derivative contracts as well as a $2.0 million gain on cash settlement.

OTHER INFORMATION

In this press release, the Company refers to several non-US GAAP financial measures, including Adjusted EBITDA, DCF, operating income (loss) adjusted for cash settled derivatives, oil and natural gas revenues adjusted for cash settled derivatives, G&A expense payable in cash and interest expense payable in cash. Management believes Adjusted EBITDA and DCF are good financial indicators of the Company's performance and ability to internally generate operating funds. DCF should not be considered an alternative to net cash provided by operating activities, as defined by US GAAP. Adjusted EBITDA should not be considered an alternative to net income (loss) applicable to common stock, as defined by US GAAP. Operating income (loss) adjusted for cash settled derivatives should not be considered an alternative for operating income, as defined by US GAAP. Oil and natural gas revenues adjusted for cash settled derivatives should not be considered an alternative for oil and natural gas revenues, as defined by US GAAP. G&A payable in cash should not be considered an alternative to general and administrative expense, as defined by US GAAP. Interest expense payable in cash should not be considered an alternative to interest expense, as defined by US GAAP. Management believes that all of these non-US GAAP financial measures provide useful information to investors because they are monitored and used by Company management and widely used by professional research analysts in the valuation and investment recommendations of companies within the oil and gas exploration and production industry.

Unless otherwise stated, oil production volumes include condensate.

Certain statements in this news release regarding future expectations and plans for future activities may be regarded as "forward looking statements" within the meaning of the Securities Litigation Reform Act. They are subject to various risks, such as financial market conditions, changes in commodities prices and costs of drilling and completion, operating hazards, drilling risks, and the inherent uncertainties in interpreting engineering data relating to underground accumulations of oil and gas, as well as other risks discussed in detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 and other subsequent filings with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Goodrich Petroleum is an independent oil and natural gas exploration and production company listed on NYSE American under the symbol "GDP".

GOODRICH PETROLEUM CORPORATION
SELECTED INCOME AND PRODUCTION DATA
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Volumes
Natural gas (MMcf)	12,349	12,305	24,591	21,366
Oil and condensate (MBbls)	36	45	74	92
Mmcfe - Total	12,562	12,577	25,033	21,918

Mcfe per day	138,046	138,208	137,544	121,096

Reconciliation of Oil and natural gas revenues adjusted for cash settled derivativs (non-US GAAP)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Oil and natural gas revenues (US GAAP)	$ 20,471	$ 31,886	$ 43,454	$ 61,032
Net cash received (paid) for settlement of derivative instruments (4)	7,339	1,973	13,308	213
Oil and natural gas revenues adjusted for cash settled derivatives	$ 27,810	$ 33,859	$ 56,762	$ 61,245

Oil and natural gas revenues	$ 20,471	$ 31,886	$ 43,454	$ 61,032
Other	3	(2)	6	(8)
	$ 20,474	$ 31,884	$ 43,460	$ 61,024

Operating Expenses
Lease operating expense (LOE excluding workovers - $2,697, $2,788, $5,539 and $5,474, respectively)	3,225	2,978	6,553	6,313
Production and other taxes	907	624	1,770	1,255
Transportation and processing	5,375	5,754	10,250	10,455
Depreciation, depletion and amortization	11,876	13,299	25,143	23,345
General and administrative (payable in cash - $3,170, $3,380, $6,950 and $7,146, respectively)	4,522	4,936	9,436	10,246
Impairment of oil and natural gas properties	6,847	-	6,847	-
Other	(10)	(59)	(2)	(49)
Operating income (loss)	(12,268)	4,352	(16,537)	9,459

Other income (expense)
Interest expense (payable in cash - $978, $990, $2,148 and $1,454, respectively)	(1,725)	(3,398)	(3,677)	(7,055)
Interest income and other expense	23	18	142	24
Gain (loss) on commodity derivatives not designated as hedges (4)	(1,688)	12,653	7,450	11,645
Loss on early extinguishment of debt	-	(1,846)	-	(1,846)
	(3,390)	7,427	3,915	2,768

Income (loss) before income taxes	(15,658)	11,779	(12,622)	12,227
Income tax benefit	-	-	-	-
Net income (loss)	$ (15,658)	$ 11,779	$ (12,622)	$ 12,227

Discretionary cash flow (see non-US GAAP reconciliation) (1)	$ 14,512	$ 20,571	$ 29,897	$ 35,371

Adjusted EBITDA (see calculation and non-US GAAP reconciliation) (2)	$ 15,445	$ 21,533	$ 31,850	$ 36,747

Weighted average common shares outstanding - basic	12,540	12,211	12,536	12,181
Weighted average common shares outstanding - diluted (3)	12,540	14,581	12,536	14,498

Net income (loss) per share
Net income (loss) per common share - basic	$ (1.25)	$ 0.96	$ (1.01)	$ 1.00
Net income (loss) per common share - diluted	$ (1.25)	$ 0.82	$ (1.01)	$ 0.85

(1) Discretionary cash flow is defined as net cash provided by operating activities before changes in operating assets and liabilities. Management believes that the non-US GAAP measure of discretionary cash flow is useful as an indicator of an oil and natural gas exploration and production company's ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Operating cash flow should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with US GAAP.

(2) Adjusted EBITDA is defined as earnings before interest expense, income and similar taxes, DD&A, share based compensation expense and impairment of oil and natural gas properties. In calculating adjusted EBITDA, reorganization gains/losses and gains/losses on commodity derivatives not designated as hedges net of cash received or paid in settlement of derivative instruments are also excluded. Other excluded items include interest income and other, adjustments per our 2019 Senior Credit Facility agreement for operating leases under ASC 842 and any other extraordinary non-cash gains/losses.

(3) Fully diluted shares excludes approximately 2.3 million potentially dilutive instruments that were anti-dilutive for the three months ended June 30, 2020 and approximately 2.1 million potentially dilutive instruments that were anti-dilutive for the six months ended June 30, 2020.

(4) Includes $1.8 million gain realized related to July 2020 natural gas derivative contracts settled in June 2020.

GOODRICH PETROLEUM CORPORATION
Per Unit Sales Prices and Costs (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Average sales price per unit:
Oil (per Bbl)
Including net cash received from/paid to settle oil derivatives	$ 58.55	$ 59.28	$ 57.35	$ 58.16
Excluding net cash received from/paid to settle oil derivatives	$ 40.41	$ 65.00	$ 44.15	$ 62.18
Natural gas (per Mcf)
Including net cash received from/paid to settle natural gas derivatives (4)	$ 2.08	$ 2.54	$ 2.14	$ 2.62
Excluding net cash received from/paid to settle natural gas derivatives	$ 1.54	$ 2.35	$ 1.63	$ 2.59
Oil and natural gas (per Mcfe)
Including net cash received from/paid to settle oil and natural gas derivatives (4)	$ 2.21	$ 2.70	$ 2.27	$ 2.80
Excluding net cash received from/paid to settle oil and natural gas derivatives	$ 1.63	$ 2.54	$ 1.74	$ 2.78

Costs Per Mcfe
Lease operating expense ($0.22, $0.22, $0.22 and $0.25 excluding workovers, respectively)	$ 0.26	$ 0.24	$ 0.26	$ 0.29
Production and other taxes	$ 0.07	$ 0.05	$ 0.07	$ 0.06
Transportation and processing	$ 0.43	$ 0.46	$ 0.42	$ 0.48
Depreciation, depletion and amortization	$ 0.95	$ 1.06	$ 1.00	$ 1.07
General and administrative (payable in cash - $0.25, $0.27, $0.28 and $0.33, respectively)	$ 0.36	$ 0.39	$ 0.38	$ 0.47
Impairment of oil and natural gas properties	$ 0.55		$ 0.27
Other	$ -	$ -	$ -	$ -
	$ 2.61	$ 2.19	$ 2.40	$ 2.35
.
Note: Amounts on a per Mcfe basis may not total due to rounding.

GOODRICH PETROLEUM CORPORATION
Cash Flow Data (In Thousands) (Unaudited)

Reconciliation of discretionary cash flow and net cash provided by operating activities (non-US GAAP)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net cash provided by operating activities (US GAAP)	$ 16,230	$ 23,346	$ 31,080	$ 41,253
Net changes in working capital	1,718	2,775	1,183	5,882
Discretionary cash flow (1)	$ 14,512	$ 20,571	$ 29,897	$ 35,371

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ (15,658)	$ 11,779	$ (12,622)	$ 12,227
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation, depletion and amortization ("DD&A")	11,876	13,299	25,143	23,345
Right of use asset depreciation	313	341	626	626
Impairment of oil and natural gas properties	6,847	-	6,847	-
(Gain) loss on derivatives not designated as hedges	1,688	(12,653)	(7,450)	(11,645)
Net cash received from (paid for) settlement of derivative instruments (4)	7,339	1,973	13,308	213
Share based compensation (non-cash)	1,373	1,580	2,529	3,148
Amortization of finance cost, debt discount, paid in-kind interest and accretion	747	4,252	1,529	7,445
Other	(13)	-	(13)	12
Change in assets and liabilities:
Accounts receivable, trade and other, net of allowance	90	(1,260)	(83)	(1,916)
Accrued oil and gas revenue	17	(3,641)	3,752	(1,405)
Prepaid expenses and other	48	96	52	131
Accounts payable	355	7,522	286	10,163
Accrued liabilities	1,208	58	(2,824)	(1,091)
Net cash provided by operating activities	16,230	23,346	31,080	41,253
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(18,158)	(26,812)	(33,196)	(55,066)
Proceeds from sale of assets	-	-	-	1,284
Net cash used in investing activities	(18,158)	(26,812)	(33,196)	(53,782)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of bank borrowings	-	(47,500)	-	(49,500)
Proceeds from bank borrowings	2,500	99,900	2,500	106,900
Repayments of Convertible Second Lien Notes	-	(56,728)	-	(56,728)
Proceeds from New 2L Notes	-	12,000	-	12,000
Issuance cost, net	-	(2,000)	-	(2,000)
Purchase of treasury stock and other	(270)	(537)	(272)	(542)
Net cash provided by financing activities	2,230	5,135	2,228	10,130
Net increase (decrease) in cash and cash equivalents	302	1,669	112	(2,399)
Cash and cash equivalents, beginning of period	1,262	-	1,452	4,068
Cash and cash equivalents, end of period	$ 1,564	$ 1,669	$ 1,564	$ 1,669

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations (In Thousands)

Supplemental Balance Sheet Data (unaudited)
	As of
	June 30, 2020
Cash and cash equivalents	$ 1,564

Long-term debt, net	$ 107,925
Unamortized debt discount and issuance cost	1,334
Total principal amount of debt	$ 109,259

Reconciliation of Net income (loss) to Adjusted EBITDA (non-US GAAP)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net income (loss) (US GAAP)	$ (15,658)	$ 11,779	$ (12,622)	$ 12,227
Depreciation, depletion and amortization ("DD&A")	11,876	13,299	25,143	23,345
Share-based compensation expense (non-cash)	1,374	1,580	2,529	3,148
Impairment of oil and natural gas properties	6,847	-	6,847	-
Interest expense	1,725	3,398	3,677	7,055
(Gain) loss on commodity derivatives not designated as hedges, not settled	9,027	(10,680)	5,858	(11,432)
Loss on early extinguishment of debt	-	1,846	-	1,846
Other items **	254	311	418	558
Adjusted EBITDA (2)	$ 15,445	$ 21,533	$ 31,850	$ 36,747

**  Other items include $0.3 million, $0.3 million, $0.4 million and $0.6 million, respectively, from the impact of accounting for operating leases under ASC 842 as well as interest income, reorganization items and other non-recurring income and expense.

Derivative Activity

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Gain (loss) on commodity derivatives not designated as hedges, not settled	$ (9,027)	$ 10,680	$ (5,858)	$ 11,432
Net cash received from (paid for) settlement of derivative instruments (4)	7,339	1,973	13,308	213
Total gain (loss) on derivatives not designated as hedges	$ (1,688)	$ 12,653	$ 7,450	$ 11,645

Reconciliation of interest payable in cash to interest expense

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Interest expense (GAAP)	$ 1,725	$ 3,398	$ 3,677	$ 7,055
Amortization of debt discount and issuance cost and paid-in-kind interest	(747)	(2,408)	(1,529)	(5,601)
Interest payable in cash	$ 978	$ 990	$ 2,148	$ 1,454

GOODRICH PETROLEUM CORPORATION
Other Information and Reconciliations continued (In Thousands, except per unit amounts)

Reconciliation of capital expenditures (unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net cash used in investing activities (US GAAP)	$ (18,158)	$ (26,812)	$ (33,196)	$ (53,782)
Cash proceeds related to sale of assets	-	-	-	(1,284)
Miscellaneous capitalized costs & ARO adjustments	(253)	(239)	(429)	(441)
Cost incurred in prior period and paid in current period	9,330	9,145	6,175	8,086
Capital accrual at period end	(1,117)	(7,067)	(1,117)	(7,067)
Total capital expenditures	$ (10,198)	$ (24,973)	$ (28,567)	$ (54,488)

Reconciliation of general & administrative expense payable in cash to general and administrative expense (non-GAAP)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
General & administrative expense (GAAP)	$ 4,522	$ 4,936	$ 9,436	$ 10,246
Share based compensation	(1,352)	(1,556)	(2,486)	(3,100)
General & administrative expense payable in cash	$ 3,170	$ 3,380	$ 6,950	$ 7,146
Oil and natural gas production (Mcfe)	12,562	12,577	25,033	21,918
General and administrative expense payable in cash per Mcfe	$ 0.25	$ 0.27	$ 0.28	$ 0.33

Reconciliation of Operating income (loss) adjusted for cash settled derivatives (non-GAAP)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Operating income (loss) (US GAAP)	$ (12,268)	$ 4,352	$ (16,537)	$ 9,459
Net cash received from (paid for) settlement of derivative instruments (4)	7,339	1,973	13,308	213
Operating income (loss) adjusted for cash settled derivatives	$ (4,929)	$ 6,325	$ (3,229)	$ 9,672

CONTACT: Robert Turnham, (713) 780-9494